UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND II FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Mojdeh L. Khaghan

Ian McCarthy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 23, 2024, Ocean Capital LLC (“Ocean Capital”) issued a press release, a copy of which is attached hereto as Exhibit 1. On that same day, Ocean Capital also made a social media post regarding its campaign on its LinkedIn page, https://linkedin.com/company/oceancapital-llc, a copy of which is attached hereto as Exhibit 2.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2024 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2024 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

Shareholders of Puerto Rico Closed-End Fund Elect Ocean Capital Nominee and Support Terminating Management Agreements with UBS and Popular

Shareholders of PRITF I Voted to Elect Ocean Capital Nominee Ian McCarthy to the Fund’s Board of Directors by a Landslide 36:1 Margin at Last Week’s Annual Meeting

Approximately 4 Million Shares Voted in Favor of Ocean Capital’s Proposal to Terminate Management Agreements with UBS and Popular Asset Management

Shareholders Have Now Voted in Favor of Ocean Capital’s Nominees at Eight Annual Meetings (Including Three Consecutive PRITF I Annual Meetings) That the Funds Refuse to Acknowledge

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”), a significant shareholder of various Puerto Rico closed-end bond funds (the “Funds”) that are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico, today announced that shareholders of Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”) voted to elect Ocean Capital’s highly-qualified nominee, Ian McCarthy, by a 36:1 margin at the 2023 Annual Meeting of Shareholders held on April 18, 2024. Additionally, shareholders of PRITF I also voted overwhelmingly in favor of Ocean Capital’s proposal to terminate all investment advisory and management agreements between PRITF I and UBS Asset Managers of Puerto Rico (“UBS”) and Popular Asset Management LLC (“Popular Asset Management”).

W. Heath Hawk, founder of Ocean Capital, commented:

“Shareholders have once again spoken: new leaders are needed to drive improved performance and governance at the Funds. Despite this clear and persistent mandate for change, UBS, Popular Asset Management and the Funds’ entrenched directors refuse to step aside. Last week’s shareholder vote now marks the eighth Annual Meeting and third consecutive PRITF I Annual Meeting where Ocean Capital’s nominees have received sufficient votes to be elected by significant margins. Notably, PRITF I shareholders voted for Ocean Capital nominee Ian McCarthy by a 36:1 margin and approximately 4 million shares were voted in favor of terminating PRITF I’s management agreements with UBS and Popular Asset Management, respectively.

It is disappointing that the Funds continue to hide behind expensive litigation – the costs of which are borne by shareholders – to evade long overdue change. We estimate that the Funds have collectively already spent more than $5 million on external advisors to fight Ocean Capital and other investors.1 Collectively, entrenched directors who have been voted out by shareholders have overstayed their terms (while continuing to collect director fees) by a total of 5,208 days.2 It is time for Carlos Nido, Luis M. Pellot, Enrique Vila del Corral, Gabriel Pagán Pedrero, Carlos V. Ubiñas, Vicente León, José J. Villamil, and either Clotilde Pérez or Jorge I. Vallejo to relinquish their wrongfully held seats, and for PRITF I to terminate its management agreements with UBS and Popular Asset Management immediately. We will continue to do everything in our power to ensure shareholder voices are acknowledged and respected.”

***

[1]	Based on the estimated total expenses of costs related to the solicitation of proxies as reported in each Fund’s proxy statement for each annual meeting filed with the SEC since July 2021.
[2]	Calculated by adding together the product of the number of days since each meeting and the number of nominees up for election at said meeting. See Appendix A.

APPENDIX A

Ocean Capital has been running campaigns to seat new, independent directors at nine Funds3 since as early as July 2021. Below is a summary of the meetings where Ocean Capital’s nominees have been elected, but not been seated by the Funds’ entrenched managers:

Fund Name	Annual Meeting Date	Ocean Capital’s Nominees Elected to the Board	Incumbent Nominees Refusing to Transition	Number of Days Since the Incumbent Nominees Lost Election[4]	Approximate Margin of Victory by Ocean Capital’s Nominees[5]
PRITF I (2021 Annual Meeting)	March 17, 2022	• José Izquierdo II • Brent D. Rosenthal	• Carlos Nido • Luis M. Pellot	768	3:1
PRITF VI (2021 Annual Meeting)	December 15, 2022	• José Izquierdo II • Brent D. Rosenthal	• Carlos Nido • Luis M. Pellot	495	7:2
TFF I (2022 Annual Meeting)	March 9, 2023	• José Izquierdo II • Brent D. Rosenthal • Ethan A. Danial	• Carlos V. Ubiñas • Vicente León • José J. Villamil	411	37:1
PRITF I (2022 Annual Meeting)	June 1, 2023	• Ethan A. Danial • Mojdeh L. Khaghan	• Enrique Vila del Corral • Gabriel Pagán Pedrero	327	10:1
PRITF VI (2022 Annual Meeting)	November 2, 2023	• Ethan A. Danial • Mojdeh L. Khaghan	• Enrique Vila del Corral • Gabriel Pagán Pedrero	173	18:1
TFF I (2023 Annual Meeting)	November 2, 2023	• Mojdeh L. Khaghan • Roxana Cruz-Rivera	• Carlos Nido • Luis M. Pellot	173	41:1
PRITF VI (2023 Annual Meeting)	January 16, 2024	• Ian McCarthy	• Clotilde Pérez or • Jorge I. Vallejo	98	11:2
PRITF I (2023 Annual Meeting)	April 18, 2024	• Ian McCarthy	• Clotilde Pérez or • Jorge I. Vallejo	5	36:1

[3]	The nine Funds include: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF I”).
[4]	As of April 23, 2024.
[5]	The margins of victory for PRITF I’s 2021 and 2022 Annual Meetings, PRITF VI’s 2021 Annual Meeting, and TFF I’s 2022 and 2023 Annual Meetings are based on the vote counts provided in the respective semi-annual certified shareholder report for each Fund. The margins of victory for PRITF I’s 2023 Annual Meeting, PRITF VI’s 2022 and 2023 Annual Meetings and TFF I’s 2023 Annual Meeting are based on preliminary vote tallies provided by Broadridge Financial Solutions, Inc.

***

VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

VISIT WWW.IMPROVEUBSPRFUNDS.COM TO LEARN MORE ABOUT OCEAN CAPITAL’S CAMPAIGNS FOR VALUE-ENHANCING CHANGE AT THE FUNDS.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Fund I, Fund II (with respect to both its 2022 Annual Meeting and its 2024 Annual Meeting), Fund III, Fund IV, Fund V, PRITF IV, and TFF I (with respect to its 2024 Annual Meeting):

Ocean Capital and the other participants in each solicitation (collectively, the “Participants”) have filed with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each listed Fund for its respective upcoming annual meeting(s) of shareholders. All shareholders of each respective Fund are advised to read the definitive proxy statement and other documents related to the applicable solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the applicable definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Contacts

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

OR

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

###

Exhibit 2